Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On January 6, 2009, Comarco Inc. and its wholly owned subsidiary, Comarco Wireless Technologies, Inc., (collectively the “Company”) and Ascom, Inc., a California corporation, and Ascom Holding AG, a company organized under the laws of Switzerland, (collectively “Ascom”), closed the sale under the asset purchase agreement dated September 26, 2008 (the “Purchase Agreement”), pursuant to which Ascom acquired the Company’s wireless test solutions business (“WTS”). The transaction was structured as a sale of specified assets and the assumption of certain liabilities related directly and solely to the WTS business.

Additionally, on July 10, 2008, the Company sold the net assets and operations of its call box business for total cash of $2.7 million which was received on July 10, 2008. The Company reflected the operations and related gain on sale of the call box business as discontinued operations for the three months ended July 31, 2008. The Company recorded a combined pre-tax gain on the sale of net assets of approximately $0.5 million during its second and third quarters of fiscal 2009.

The following unaudited pro forma condensed consolidated financial statements illustrate the effects of the Company’s sale of substantially all of the assets related to the WTS business and the consummated sale of its call box business. The unaudited pro forma condensed consolidated balance sheet as of October 31, 2008 is presented as if the WTS asset sale had been completed on October 31, 2008. The unaudited pro forma condensed consolidated statements of operations for the nine months ended October 31, 2008 and the year ended January 31, 2008 are presented as though the sales of the call box business and the WTS assets occurred on February 1, 2007.

These unaudited pro forma condensed consolidated financial statements have been derived from and should be read in conjunction with the Comarco Inc.’s historical consolidated financial statements and accompanying notes previously filed in its Annual Report filed on Form 10-K for the year ended January 31, 2008 and Quarterly Report filed on Form 10-Q for the quarter ended October 31, 2008. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the results of consolidated operations or financial position of the Company that would have been reported had the transactions described above been completed as of the dates presented, and are not necessarily representative of the future consolidated results of operations or financial position of the Company.

COMARCO, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of October 31, 2008

(in thousands)

	Comarco Historical	WTS Adjustments		Other Adjustments		Comarco Pro Forma
Current Assets:
Cash and cash equivalents	$7,607	$—		$9,875	(A)	$17,482
Accounts receivable, net	4,222	(850	)(B)	—		3,372
Inventory, net	4,793	(2,121	)(B)	—		2,672
Other current assets	776	(9	)(B)	—		767

Total current assets	17,398	(2,980)		9,875		24,293
Property and equipment, net	2,058	(194	)(B)	—		1,864
Software development costs, net	688	(688	)(B)	—		—
Acquired Intangible assets, net	408	(408	)(B)	—		—
Goodwill	1,898	(1,898	)(B)	—		—
Restricted cash	250	—		—		250
Other assets	4	(1	)(B)	—		3

Total assets	$22,704	$(6,169)		$9,875		$26,410

Current Liabilities:
Accounts payable	$1,231	$(140	)(B)	—		$1,091
Deferred revenue	1,843	(1,765	)(B)	—		78
Accrued liabilities	4,741	(1,254	)(B)	158	(D)	3,645

Total current liabilities	7,815	(3,159)		158		4,814
FIN 48 tax liability	86	—		—		86
Deferred rent	419	—		—		419
Deferred revenue	1,026	(1,021	)(B)	—		5

Total liabilities	9,346	(4,180)		158		5,324

Stockholders’ Equity:
Common stock	733	—		—		733
Paid-in capital	14,642	—		—		14,642
Retained earnings	(2,017)	(1,989	)(C)	9,717	(C)	5,711

Total stockholders’ equity	13,358	(1,989)		9,717		21,086

Total liabilities and stockholders’ equity	$22,704	$(6,169)		$9,875		$26,410

See Accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

COMARCO, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Nine Months Ended October 31, 2008

(in thousands, except per share amounts)

	Comarco Historical	WTS Adjustments		Other Adjustments		Comarco Pro Forma
Revenue	$21,763	$11,548	(E)	$—		$10,215
Cost of revenue	14,898	4,476	(E)	—		10,422

Gross profit (loss)	6,865	7,072		—		(207)
Selling, general, and administrative expenses	10,294	2,161	(E)	—		8,133
Engineering and support costs	5,954	3,847	(E)	—		2,107

	16,248	6,008		—		10,240

Operating income (loss)	(9,383)	1,064		—		(10,447)
Other income, net	105	—		—		105

Income (loss) from continuing operations	(9,278)	1,064		—		(10,342)
Income tax (expense) benefit	632	(417	)(E)	(1,049	)(G)	—
Income from discontinued operations, net of income taxes	981	—		(981	)(H)	—

Net income (loss)	$(7,665)	$647		$(2,030)		$(10,342)

Basic and Diluted:
Net income (loss) per share	$(1.05)	$0.09		$(0.28)		$(1.41)
Weighted average shares outstanding	7,327	7,327		7,327		7,327

See Accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

COMARCO, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended January 31, 2008

(in thousands, except per share amounts)

	Comarco Historical	Adjusted Call Box Historical		Comarco Pro Forma Before WTS Adjustments	WTS Adjustments		Other Adjustments		Comarco Pro Forma
Revenue	$23,200	$11,109	(F)	$12,091	$6,657	(E)	$—		$5,434
Cost of revenue	17,374	6,311	(F)	11,063	3,461	(E)	—		7,602

Gross profit (loss)	5,826	4,798		1,028	3,196		—		(2,168)
Selling, general, and administrative expenses	10,245	356	(F)	9,889	2,983	(E)	—		6,906
Asset impairment charge	496	496	(F)	—	—		—		—
Engineering and support costs	8,798	387	(F)	8,411	5,770	(E)	—		2,641

	19,539	1,239		18,300	8,753		—		9,547

Operating income (loss)	(13,713)	3,559		(17,272)	(5,557)		—		(11,715)
Other income, net	842	—		842	—		—		842
Gain on sale of investment in SwissQual	1,976	—		1,976	1,976	(E)	—		—
Gain on sale of equipment, net	321	—		321	321	(E)	—		—

Income (loss) before income taxes	(10,574)	3,559		(14,133)	(3,260)		—		(10,873)
Income tax (expense) benefit	590	(1,394	)(F)	1,984	1,277	(E)	117	(G)	590

Net income (loss)	$(9,984)	$2,165		$(12,149)	$(1,983)		$117	(G)	$(10,283)

Basic and Diluted:
Net income (loss) per share	$(1.36)	$0.30		$(1.66)	$(0.27)		$0.01		$(1.40)
Weighted average shares outstanding	7,338	7,338		7,338	7,338		7,338		7,338

See Accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed consolidated balance sheet reflects the specific assets and liabilities to be sold to and assumed by Ascom under the Purchase Agreement. The unaudited pro forma condensed consolidated statements of operations exclude revenues and expenses directly related to the WTS and call box businesses. As such, the unaudited pro forma condensed consolidated statements of operations do not reflect a reduction of general corporate allocations or other indirect costs which may be expected to occur as a result of the transactions, except as indicated in the accompanying notes.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(A)	Reflects the adjustments to cash and cash equivalents related to the sale of substantially all of the WTS assets as follows:

Cash Consideration	$12,750,000
Less:
Cash held in escrow	(1,275,000)
Broker fees and fairness opinion	(600,000)
Legal and accounting fees	(1,000,000)

Adjusted cash consideration	$9,875,000

The Purchase Agreement requires a total of $1,275,000 be held in escrow for up to twelve months from the closing date of the transaction as security for the general indemnification rights of Ascom. Such amount has been excluded from the adjusted cash consideration in the table above. If the escrowed funds are released to the Company, the additional consideration received will serve to increase the Company’s gain on the sale of substantially all of the assets relating to its WTS business.

(B)	Reflects the adjustments to the Company’s historical combined balance sheet for specific assets and liabilities transferred to Ascom under the Purchase Agreement.

(C)	Reflects an estimated net gain, net of tax, on the sale of WTS.

Gain from sale of WTS:
Adjusted cash consideration	$9,875,000
Total assets transferred (see Note B)	(6,169,000)
Total liabilities assumed (see Note B)	4,180,000

Pre-tax gain on sale of WTS	7,886,000
Tax on gain from sale of WTS	(158,000)

Net gain from sale of WTS	$7,728,000

(D)	Reflects current tax liabilities on the estimated taxable gain from the sale of the WTS assets. The release of escrow amounts from the WTS sale transaction is expected to be taxable in the year received by the Company and as such, is not included. Although the asset sale will result in a taxable gain to the Company, a substantial portion of the taxable gain will be offset by current year losses from operations for both federal and state tax purposes and available net operating loss carry-forwards being retained by the Company for federal tax purposes.

(E)	Reflects adjustments to remove the results of operations directly attributable to the WTS business. Such pro forma adjustments do not include indirect corporate expenses incurred by the Company on behalf of the WTS business, except for those costs that will be borne by Ascom on a prospective basis. For the periods presented, pro forma income tax expense has been computed using statutory rates applied to the pro forma adjustments to the extent of business segment income. A non-recurring net gain on sale has been excluded from the unaudited pro forma condensed consolidated statements of operations, but will be included in the Company’s fourth quarter of fiscal 2009 consolidated statement of operations.

(F)	Reflects adjustments to remove the results of operations directly attributable to the call box business. Such pro forma adjustments do not include indirect corporate expenses incurred by the Company on behalf of the call box business. For the year ended January 31, 2008, pro forma income tax expense has been computed using statutory rates applied to the pro forma adjustments to the extent of business segment income. For the nine months ended October 31, 2008, income tax expense was allocated to continuing operations and discontinued operations in the Company’s consolidated historical financial statements in accordance with the intra-period allocation provisions of SFAS No. 109, “Accounting for Income Taxes.”

(G)	The pro forma income tax adjustments have been computed using statutory rates applied to the pro forma adjustment to the extent of business segment income. However, since the Company retains a full valuation allowance with respect to its net deferred tax assets, an offsetting adjustment has been reflected through other adjustments.

(H)	Reflects an adjustment to remove the income from discontinued operations related to the call box business, which was sold on July 10, 2008.